UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2025

KBR, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33146			20-4536774
(State or other jurisdiction of incorporation)	(Commission File Number)			(I.R.S. Employer Identification No.)

	601 Jefferson Street
	Suite 3400
	Houston,	Texas	77002
	(Address of principal executive offices)
Registrant's telephone number including area code: (713) 753-2000

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which listed
Common Stock, $0.001 par value	KBR	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Departure of Directors or Certain Officers.

On July 8, 2025, Byron Bright, Chief Operating Officer (“COO”) of KBR, Inc. (“KBR”), offered his resignation and will depart from his role as COO effective July 11, 2025.

In connection with his departure, Mr. Bright entered into a Resignation, General Release and Settlement Agreement dated July 8, 2025 (the “Settlement Agreement”), pursuant to which he will receive payments and benefits consistent with the Severance and Change in Control Agreement entered into between KBR and Mr. Bright on January 1, 2021, for a termination without cause, which generally provides for a lump-sum severance payment in the amount of $1,500,000. The Settlement Agreement includes a general release of claims and requires Mr. Bright’s continued compliance with the covenants and obligations referenced within the Severance Agreement.

ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed as part of this report:

Exhibit No.	Description

10.1	Resignation, General Release and Settlement Agreement dated July 8, 2025, between KBR and Byron Bright
99.1	KBR, Inc. press release dated July 9, 2025, titled, “KBR Announces Leadership Change.”

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBR, INC.

July 9, 2025	/s/ Sonia Galindo
Sonia Galindo
Executive Vice President, General Counsel & Corporate Secretary